UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

First Capital Real Estate Trust Incorporated (the “Company”) is filing this amendment (the “Amendment”) to the Current Report on Form 8-K filed by the Company on July 15, 2016 (the “Original 8-K”) to expand on the experience of and the methods used by the Appraisers and to correct certain typographical errors contained in Item 8.01 including: (i) inserting language dropped from the fourth paragraph under the heading “Estimated NAV per Share”; (ii) inserting the subdivision approach in the first sentence under the heading “Methodology”; and (iii) correcting the fact that the value of “Other Assets” and “Liabilities” were transposed in the table under the heading “Estimates and Calculations by the Advisor”. The information contained in Item 8.01 in the Original 8-K is hereby superseded and replaced in its entirety by the information contained in this Amendment. Except for the changes mentioned above, no other changes have been made to the Original 8-K.

Item 8.01. Other Events.

Estimated NAV per Share

On July 15, 2016, the board of directors (the “Board”) of First Capital Real Estate Trust Incorporated (the “Company”) has approved an estimated per-share NAV of the Company’s common stock equal to $16.03 per share, calculated by First Capital Real Estate Advisors, LP (the “Advisor”) in accordance with the Company’s valuation guidelines.

The Board has adopted valuation guidelines to be used in connection with determining the per-share NAV of the Company’s common stock. The valuation guidelines provide that the Advisor will calculate the per-share NAV, taking into consideration the appraisals of each of the Company’s properties (the “Properties”) performed by an independent valuer and in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations established by the independent valuer for consistency with the valuation guidelines and the reasonableness of the independent valuer’s conclusions. The Board oversees the Advisor’s NAV calculations and reviews and approves valuations. The Board relies on the Advisor’s valuation and the independent valuer’s determination of the value of the real property assets, however the Board may, in its discretion and as appropriate, consider other factors.

Given the diverse assets owned by the Company, the Company retained multiple independent valuers to appraise the Properties. Specifically, KTR Real Estate Advisors LLC (“KTR”) appraised certain of the Company’s east coast assets, Integra Realty Resources, Inc. (“Integra”) appraised certain of the Company’s west coast assets, Cushman & Wakefield of Texas, Inc. and Cushman Wakefield of North Carolina, Inc. (collectively, “Cushman”) appraised the Company’s hospitality assets, Global Valuation & Consulting, Inc. (“Global Valuation”) appraised the Company’s development assets in Antigua, and AGI Valuations (“AGI” and, together with KTR, Integra, Cushman and Global Valuation, the “Appraisers”) appraised the Township Nine assets. The Appraisers have extensive experience estimating the fair value of commercial real estate. The methods used by the Appraisers to appraise the Properties conform with the requirements of the Uniform Standards of Professional Appraisal Practice, the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.

In addition, the Company retained an accounting firm to assist the Advisor with the preparation of financial and accounting information in connection with the calculation of the per share NAV of the Company’s common stock.

Real Estate Appraisals

In determining the most recent estimated value of the Company’s shares, the Board considered valuation materials that were provided by the Appraisers, each an independent advisory firm that specializes in providing real estate valuation services, and information provided by the Advisor.

Methodology

In preparing the various appraisals, depending on the unique characteristics of the applicable Property, the Appraisers utilized four approaches: the income capitalization approach, the sales comparison approach, the cost approach and the subdivision approach. Set forth below is a general description of each approach:

•	Income Capitalization Approach – applying a “market supported” capitalization rate to projected net operating income.

•	Sales Comparison Approach – comparing a Property to other properties with similar characteristics that have been sold recently.

•	Cost Approach – determining the cost to build an equivalent property.

•	Subdivision Approach – calculating the proceeds to be earned by a potential subdivision, subtracting out development costs, and applying a discount rate to the remainder as of the date of condemnation

The income capitalization approach was used with respect to 5 Properties, the sales comparison approach was used with respect to 9 properties, the subdivision development approach was used with respect to 1 Property, both the income capitalization approach and sales comparison approach were used for 14 Properties, and both the cost approach and sales comparison approach were used for 2 Properties.

Estimates and Calculations by the Advisor

To estimate the Company’s per-share NAV, the Advisor analyzed the reports provided by the Appraisers and utilized a method which is based on the fair value of the Properties and current assets, less the fair value of the Company’s total liabilities. The resulting value was then adjusted for non-controlling interests and divided by the number of shares outstanding on a fully-diluted basis as of February 12, 2016.

The Advisor reviewed the appraisals provided by the Appraisers and agreed with all of the valuations except with respect to Township Nine. In connection with Township Nine, certain lots were valued by AGI based upon the initial development plan devised by the previous owner of Township Nine, which called for apartment buildings to be built on the lots. The new development plan calls for a mix of commercial, apartments and shared parking garage. The Advisor determined that the new development plan with respect to these lots resulted in a higher and better use of the lots as well as a superior product mix for synergies within the Township Nine development. As such, the Advisor assigned an additional approximately $10.4 million in value to the Township Nine development based on the methodology used by AGI. In addition, AGI’s appraisal did not include approximately $3.4 million in “fee credits” associated with Township Nine.

The Advisor valued current assets and liabilities at book value. The Advisor concluded that the book value of the Company’s debt as of February 12, 2016, did not properly reflect the fair value. As such, in connection with its calculation of per-share NAV, the Advisor “marked to market” certain debt.

The following table, prepared by the Advisor, summarizes the individual components presented to the Board to estimate per share value:

Per Share
Properties	$26.32
Other Assets	$2.08
Liabilities	$(12.37)
Estimated value	$16.03

Limitations of the Asset Appraisals

The Company believes that the assumptions described herein to estimate the value of the Properties are a reasonable estimate of the assumptions used by market participants buying and selling similar properties. The estimated Property values may not, however, represent current market value or book value. The estimated value of the Properties reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the estimated per-share NAV of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Properties by the Appraisers, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from this estimated value per share.

Limitations of the Estimated NAV per Share

The estimated per share NAV does not represent (i) the amount at which the Company’s shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the estimated NAV per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to this estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated value per share if the shares were listed on a national securities exchange; or

•	the methodology used to estimate per-share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the estimated per-share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

Based on the Advisor’s review of the reports provided by the Appraisers, and on the Advisor’s own analysis, estimates and calculations (as described above), the Advisor recommended to the Board an estimate of per-share NAV as of February 12, 2016 of $16.03.

The estimated per-share NAV was unanimously adopted by the Board on July 15, 2016. The Board is ultimately and solely responsible for the determination of the estimated per-share NAV. The estimate was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: July 20, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer